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                                                                    EXHIBIT 23.2



                Consent of Independent Certified Public Accounts

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 filed on February 13, 2002) pertaining to the CyberCare, Inc. Non-Qualified Stock Options Under Agreements with John Haines, Stephen Xenakis, and Vincent Colwell and to the incorporation by reference therein of our report dated February 27, 2001, with respect to the consolidated financial statements of CyberCare, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP


West Palm Beach, Florida
February 13, 2002